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                                                                     EXHIBIT 21

                        GROUP MAINTENANCE AMERICA CORP.
                                AND SUBSIDIARIES

                               ORGANIZATION CHART
                            AS OF DECEMBER 31, 1998


Group Maintenance America Corp. (Texas)
      A-1 Mechanical of Lansing, Inc.  (Michigan)
      AA Advance Air, Inc.  (Florida)
      AA JARL, Inc. (Delaware) (dba Jarrell Plumbing)
      Air Conditioning Engineers, Inc.  (Michigan)
      Air Conditioning, Plumbing & Heating Service Co., Inc. (Colorado) Aircon Energy Incorporated (California)
      Airtron, Inc. (Delaware)
            Airtron of Central Florida, Inc. (Florida)
      All Service Electric, Inc. (Florida)
      Arkansas Mechanical Services, Inc. (Arkansas)
      Atlantic Industrial Constructors, Inc. (Virginia)
      Barr Electric Corp. (Illinois)
      Callahan Roach Products & Publications, Inc. (Colorado)
      Central Air Conditioning Contractors, Inc. (Delaware)
      Central Carolina Air Conditioning Company (North Carolina)
      Clark Converse Electric Service, Inc. (Ohio)
      Colonial Air Conditioning Company (Delaware)
      Commercial Air Holding Company (Maryland)
            Commercial Air, Power & Cable, Inc. (Maryland)
      Continental Electrical Construction Co. (Delaware)
            Gregory Electric, Inc. (Illinois)
      Costner Brothers, Inc. (South Carolina)
      Divco, Inc.  (Washington)
      Dynamic Software Corporation (Maryland)
      Evans Services, Inc. (Alabama)
      The Farfield Company (Delaware)
      Ferguson Electric Corporation (Delaware)
      Gentzler Electrical Contractors, Inc. (Delaware)
      Gilbert Mechanical Contractors, Inc. (Minnesota)
      GroupMAC Holding Corp.  (Delaware)
            A-1 Appliance & Air Conditioning, Inc. (Delaware)
            A-ABC Appliance, Inc. (Texas)
            A-ABC Services, Inc. (Delaware)
            Charlie Crawford, Inc. (Delaware)
            Hallmark Air Conditioning, Inc. (Delaware)
            K & N Plumbing, Heating and Air Conditioning, Inc. (Delaware) Trinity Contractors, Inc. (Delaware)


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      GroupMAC Management Co.  (Delaware)
      HPS Plumbing Services, Inc. (California)
      Hungerford Mechanical Corporation (Virginia)
      J.  D.  Steward Air Conditioning, Inc.  (Colorado)
      Laney's, Inc. (Delaware)
      Linford Service Co.  (California)
      MacDonald-Miller Industries, Inc. (Washington)
            MacDonald-Miller Co., Inc.  (Washington)
            MacDonald-Miller of Oregon, Inc. (Delaware)
            MacDonald-Miller Service, Inc.  (Washington)
      Masters, Inc. (Maryland)
      Mechanical Interiors, Inc.  (Delaware)
      Merritt Island Air & Heat, Inc. (Delaware)
      New Construction Air Conditioning, Inc.  (Michigan)
      Noron, Inc. (Ohio)
      Paul E. Smith Co., Inc.  (Indiana)
      Phoenix Electric Company (Delaware)
      Ray and Claude Goodwin, Inc.  (Florida)
      Reliable Mechanical, Inc. (Delaware)
      Romanoff Electric Corp. (Ohio)
      Sibley Services, Incorporated (Tennessee)
      Southeast Mechanical Service, Inc.  (Florida)
      Stephen C. Pomeroy, Inc. (Delaware)
      Sterling Air Conditioning, Inc.  (Delaware)
      Sun Plumbing, Inc.  (Florida)
      Team Mechanical, Inc. (Utah)
      United Acquisition Corp. (Iowa) (dba United Service Alliance) Valley Wide Plumbing and Heating, Inc. (Colorado)
      Van's Comfortemp Air Conditioning, Inc. (Florida)
      Vantage Mechanical Contractors, Inc. (Maryland)
      Wade's Heating & Cooling, Inc. (Florida)
      Wiegold & Sons, Inc.  (Florida)
      Willis Refrigeration, Air Conditioning & Heating, Inc. (Ohio) Yale Incorporated (Minnesota)



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